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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 3, 2006


                           MERA PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                       333-107716           04-368-3628
(State or other jurisdiction of      (Commission File       (IRS Employer
incorporation or organization             Number)        Identification Number)

                   73-4460 QUEEN KA'AHUMANU HIGHWAY, SUITE 110
                            KAILUA-KONA, HAWAII 96740
                    (Address of principal executive offices)

                                 (808) 326-9301
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         (a) Mera Pharmaceuticals, Inc., a Delaware corporation, has effected an internal reorganization of the company into two operating units. One of the units, to be described as the "Consumer Products Division," will continue to focus on the identification and development of the Company's own nutritional supplement and other products for distribution and sale to consumers. The other division, described as the "Research Division," will focus on collaborations with other companies and organizations utilizing Mera's patented technology and expertise in the cultivation of microalgae to demonstrate the commercial feasibility of producing products developed by others and providing production capability for those products.

         Neither of the Divisions will be separately incorporated, but they will conduct their respective operations within the Company's current corporate structure.


(b) As a result of the establishment of the two operating Divisions, the Company has also made changes in its management. Daniel P. Beharry will step down from his position as Chief Executive Officer of the Company to become president of the Research Division. He will remain a member of the Board of Directors. Gregory F. Kowal, currently the Chairman of the Company's board of directors, will assume the role of Chief Executive Officer of Mera.


         (c)  Exhibits.


99.1 Press Release titled "Hawaii's Mera Pharmaceuticals Announces Formation of Consumer Products, Research Operating Divisions," dated January 5, 2006.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                           MERA PHARMACEUTICALS, INC.

Dated:   January 5, 2006                    By:  /s/ Gregory F. Kowal.
                                                     ---------------------------
                                                     Gregory F. Kowal
                                                     Chief Executive Officer


                                  EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION


99.1 Press Release titled "Hawaii's Mera Pharmaceuticals Announces Formation of Consumer Products, Research Operating Divisions," dated January 5, 2006.